                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                           VERASUN ENERGY CORPORATION

     The undersigned natural person of legal age, acting as the incorporator of a corporation under the South Dakota Business Corporation Act, adopts the following Articles of Incorporation for such corporation.

                                      FIRST

                      The name of the corporation shall be:
                           VERASUN ENERGY CORPORATION

                                     SECOND

                   The period of existence shall be perpetual.

                                      THIRD

     The nature of the business of this corporation and the objects and purposes proposed to be transacted, promoted and carried on by it are as follows:

     A. To conduct all activities authorized by law and specifically to develop and thereafter own and operate sources of energy production and development and to conduct such other activities as may be connected therewith, and such other business or activities as shall be considered desirable by the Board of Directors;

     B. To own and dispose of real and personal property necessary or appropriate for the carrying on of the business of this corporation;

     C. To borrow money within such limitations as shall be determined by the Board of Directors and to mortgage or pledge real or personal property of the corporation in order to secure such loans or obligations; provided, however, that the indebtedness of the corporation may not be increased above $1.0 billion unless the corporation has complied with Article XVII, Section 8 of the Constitution of the State of South Dakota with respect to such increase; and

     D. To do each and every other act necessary to carry out the purposes and objectives as stated herein and exercise all powers conferred by the laws of the State of South Dakota on corporations as provided by the South Dakota Business Corporation Act (the "Act") or any amendments thereto.

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                                     FOURTH

     A. This corporation is authorized to issue shares of two classes of stock:
250,000,000 shares of Common Stock with a par value of $0.01 per share, and 100,000,000 shares of Preferred Stock with a par value of $0.01 per share.

     B. Holders of Common Stock are entitled to one vote per share on any matter submitted to the shareholders. When dividends or other distributions are declared by the Board of Directors of the corporation, after any preferential amount with respect to the Preferred Stock has been paid or set aside, the holders of the Common Stock and the holders of any series of Preferred Stock entitled to participate in the dividend or other distribution are entitled to receive the remainder of the declared dividends or other distributions. Upon liquidation, dissolution or winding up of the corporation, after any preferential amount with respect to the Preferred Stock has been paid or set aside, the holders of Common Stock are entitled to receive the net assets of the corporation.

     C. The Board of Directors is authorized, subject to limitations prescribed by the Act, as amended from time to time, and by the provisions of this Article, to provide for the issuance of shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each series and to determine the designations, relative rights, preferences and limitations of the shares of each series. The authority of the Board of Directors with respect to each series includes determination of the following:

          1. The number of shares in and the distinguishing designation of that series;

          2. Whether shares of that series shall have full, special, conditional, limited or no voting rights, except to the extent otherwise provided by the Act;

          3. Whether shares of that series shall be convertible and the terms and conditions of the conversion, including provision for adjustment of the conversion rate in circumstances determined by the Board of Directors;

          4. Whether shares of that series shall be redeemable and the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;

          5. The dividend rate, if any, on shares of that series, the manner of calculating any dividends and the preferences of any dividends;

          6. The rights of shares of that series in the event of voluntary or involuntary dissolution of the corporation and the rights of priority of that series relative to the Common Stock and any other series of Preferred Stock on the distribution of assets on dissolution; and

          7. Any other rights, preferences and limitations of that series that are permitted by law to vary.

                                      FIFTH

     Except as may otherwise be expressly agreed by the corporation, holders of Common Stock and Preferred Stock of the corporation shall have no preemptive rights to purchase stock of the corporation or securities convertible into or carrying a right to subscribe for or acquire stock of the corporation.

                                      SIXTH

     The names and addresses of the persons who shall serve as the initial Board of Directors of this corporation are as follows:

       Name                        Address
       ----                        -------
Donald L. Endres    100 22nd Avenue, Suite 103
                    Brookings, SD 57006

Bruce A. Jamerson   100 22nd Avenue, Suite 103
                    Brookings, SD 57006

D. Duane Gilliam    PO Box 25
                    835 Greenbo Rd
                    Argillite, KY 41121

T. Jack Huggins     1101 Fondulac Drive
                    East Peoria, IL 61611

Paul A. Schock      122 South Phillips Avenue, Suite 300
                    Sioux Falls, SD 57104

                                     SEVENTH

     To the fullest extent permitted by the laws and statutes of the State of South Dakota as the same exist or may hereafter be amended, a director of this corporation shall not be held liable to the corporation or its shareholders for money damages for any action taken, or the failure to take any action, as a director.

                                     EIGHTH

     The corporation shall indemnify to the fullest extent not prohibited by law any person who is made, or threatened to be made, a party to any action, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or otherwise, including all appeals (including but not limited to an action, suit, or proceeding by or in right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or is or was serving at the request of the corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, limited liability company, partnership, joint venture, trust or other enterprise. The corporation shall pay for or reimburse the reasonable expenses incurred by any such person in any such proceeding in advance of the final disposition of the proceeding to the fullest not prohibited by law. No amendment to this Article that limits the corporation's obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later of the effective date of the amendment or the date notice of the amendment is given to the person. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders or otherwise.

                                      NINTH

     The address of the principal office of this corporation is 100 22nd Avenue, Brookings, SD 57006.

                                      TENTH

     The address of the initial registered office of this corporation is 100 22nd Avenue, Brookings, SD 57006. The name of the initial registered agent shall be Donald L. Endres.

                                    ELEVENTH

     The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of Warrants (as defined in the Warrant Agreement, dated as of December 23, 2002, between VeraSun Aurora Corporation (formerly known as VeraSun Energy Corporation) and Teachers Insurance and Annuity Association of America), such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of such Warrants. The shares of Common Stock so issuable shall when so issued be duly and validly issued, fully paid and nonassessable. The reservation of shares of Common Stock pursuant to this Article ELEVENTH shall be in addition to the reservation of shares of Common Stock for the purpose of effecting the conversion of shares of convertible Preferred Stock of the Company, if any, and for the exercise of any other warrants and options issued from time to time by the corporation.

     Executed this 9th day of August, 2005.


                                        /s/ Donald L. Endres
                                        ----------------------------------------
                                        Donald L. Endres
                                        Incorporator

                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                           VERASUN ENERGY CORPORATION

                                 (ID# DB050019)

     Pursuant to the provisions of Section 47-1A-1003 of the South Dakota Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

     FIRST: The name of the corporation is VERASUN ENERGY CORPORATION (organizational ID# DB050019).

     SECOND: Article ELEVENTH of the Articles of Incorporation of the corporation was amended to read as follows:

                                    ELEVENTH

     The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of Warrants (as defined in the Warrant Agreement, dated as of October 14, 2005, between this corporation and Teachers Insurance and Annuity Association of America), such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of such Warrants. The shares of Common Stock so issuable shall when so issued be duly and validly issued, fully paid and nonassessable. The reservation of shares of Common Stock pursuant to this Article ELEVENTH shall be in addition to the reservation of shares of Common Stock for the purpose of effecting the conversion of shares of convertible Preferred Stock of the Company, if any, and for the exercise of any other warrants and options issued from time to time by the corporation.

     THIRD: The amendment does not provide for any exchange, reclassification or cancellation of issued shares.

     FOURTH: The amendment to Article ELEVENTH of the Articles of Incorporation of the corporation was adopted on November 17, 2005.

     FIFTH: The amendment required the approval of the holders of the corporation's common stock. The amendment was duly approved by the shareholders of the corporation in the manner required by the Act and the corporation's articles of incorporation.

     DATED this 30th day of November 2005.

                                        VERASUN ENERGY CORPORATION
                                        (ID# DB050019)


                                        By: /s/ Bruce A. Jamerson
                                            ------------------------------------
                                        Name: Bruce A. Jamerson
                                        Title: President & CFO

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                           VERASUN ENERGY CORPORATION
                                 (ID# DB050019)

      Pursuant to the provisions of Section 47-1A-1003 of the South Dakota Business Corporation Act (the "Act"), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

      FIRST: The name of the corporation is VERASUN ENERGY CORPORATION (organizational ID# DB050019).

      SECOND: Paragraph A of Article FOURTH of the Articles of Incorporation of the corporation was amended to read as follows:

                                     FOURTH

            A. This corporation is authorized to issue shares of two classes of stock: 250,000,000 shares of Common Stock with a par value of $0.01 per share, and 25,000,000 shares of Preferred Stock with a par value of $0.01 per share.

      THIRD: Article SIXTH of the Articles of Incorporation of the corporation was amended to read as follows:

                                      SIXTH

      A. NUMBER OF DIRECTORS.

            The Board of Directors shall consist of not less than one nor more than twelve, the exact number to be set as provided herein. Until increased or decreased as provided herein, the Board of Directors shall consist of seven members. The Board of Directors is authorized to increase or decrease the size of the Board of Directors (within the range specified above) at any time by the affirmative vote of two-thirds of the directors then in office. Without the unanimous consent of the directors then in office, no more than two additional directors shall be added to the Board of Directors in any 12-month period.

      B. CLASSIFIED BOARD.

            The Board shall be divided into three classes: Class I Directors, Class II Directors and Class III Directors. Each such class of directors shall be nearly equal in number of directors as possible. Each director shall serve for a term ending at the third annual shareholders' meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected as Class I Directors shall serve for a term ending at the annual meeting to be held in the year following the first election of directors by classes, the directors first elected as Class II Directors shall serve for a term ending at the annual meeting to be held in the second year following the first election of directors by classes, and any director who has filled a vacancy, as specified below, shall serve for a term ending when the term of the directors in the same class ends. Notwithstanding the foregoing, each director shall serve until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal.

            At each annual election, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board shall designate one or more directorships whose term then expire as directorships of another class in order more nearly to achieve equality in the number of directors among the classes. When the Board fills a vacancy resulting from the death, resignation or removal of a director, the director chosen to fill that vacancy shall be of the same class as the director he or she succeeds, unless, by reason of any previous changes in the authorized number of directors, the Board shall designate the vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes. The term of any director elected by the Board to fill a vacancy will expire at the next shareholders meeting at which directors are elected, despite the class such director has been elected to fill.

            Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, upon any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as a director of the class of which he or she is a member, until the expiration of his or her current term or his or her earlier death, resignation or removal.

            Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      C. REMOVAL OF DIRECTORS.

            Directors may be removed only for cause. For purposes of this Article SIXTH, "cause" shall mean that the director has: (1) committed an act of fraud or embezzlement against the corporation; (2) been convicted of, or plead nolo contender to a crime involving moral turpitude; (3) failed to perform the director's duties as a director and such failure constitutes a breach of the director's duty of loyalty to the corporation or provides an improper personal benefit to the director.

      D. AMENDMENTS TO ARTICLE SIXTH.

            Notwithstanding any provision of the Articles of Incorporation, as amended, or the Bylaws of the corporation, and notwithstanding the fact that some lesser percentage may be allowed by law, any amendment, change or repeal of Article SIXTH, or any other amendment of the Articles of Incorporation, as amended, which would have the effect of modifying or permitting circumvention of the provisions of Article SIXTH, shall require the affirmative vote of at least 75 percent of the votes entitled to be cast by the outstanding shares of the corporation entitled to vote on the matter, voting together as a single class.

      FOURTH: The amendments do not provide for any exchange, reclassification or cancellation of issued shares.

      FIFTH: The amendments to Article FOURTH and Article SIXTH of the Articles of Incorporation of the corporation were adopted on May 12, 2006.

      SIXTH: The amendments required the approval of the holders of the corporation's common stock. The amendments were duly approved by the shareholders of the corporation in the manner required by the Act and the corporation's articles of incorporation.

      DATED this 12th day of May 2006.


                                            VERASUN ENERGY CORPORATION
                                            (ID# DB050019)



                                            By: /s/ DONALD L. ENDRES
                                                --------------------------------
                                                Name:  Donald L. Endres
                                                Title: Chief Executive Officer